UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On May 9, 2007, at the 2007 Annual Meeting of the Shareholders of Cybex International, Inc. (“Cybex”), Cybex’s shareholders adopted Amendment No. 1 to the 2005 Omnibus Incentive Plan (the “Amendment”). The Amendment provides (i) for a one-time grant of restricted Cybex stock to newly elected non-employee directors in an amount equal to the annual retainer payable to non-employee directors at the effective date of the grant, divided by the fair market value of Cybex common stock on the date of such grant, and (ii) that stock options or stock appreciation rights granted to a plan participant under the 2005 Omnibus Incentive Plan become immediately exercisable upon the death of the holder. A copy of the amendment is attached as Exhibit 99.1 hereto. A copy of the form of restricted stock award agreement which will be utilized to evidence the one-time stock awards to newly elected directors is attached as Exhibit 99.2 hereto.

On May 9, 2007, John McCarthy, director of Cybex, received a one-time grant of 4,539 shares of restricted common stock, in accordance with the terms of the Amendment.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Amendment No. 1 to the Cybex International, Inc. 2005 Omnibus Incentive Plan.

Exhibit 99.2	Form of Restricted Stock Award Agreement For Newly-Elected Non-Employee Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2007

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer